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                                                                   Exhibit 99.11

                               FIRST AMENDMENT TO
                         SECURITIES PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of the 4/th/ day of April, 2003 (this "Amendment"), by and among OVERHILL FARMS, INC., a Nevada corporation (the "Company"), the entities from time to time parties thereto as Guarantors, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser").

                                R E C I T A L S

         A. The Company, Overhill Ventures, as a Guarantor, and the Purchaser are parties to that certain Amended and Restated Securities Purchase Agreement dated as of October 29, 2002 (as amended from time to time, the "Securities Purchase Agreement"), pursuant to which, among other things, on and as of the Effective Date, (i) the parties amended and restated the Original Securities Purchase Agreement, the Original Note, the Original Warrant and certain other Original Investment Documents and (ii) the Purchaser consented to the Spin-Off Related Matters, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement and the other Investment Documents. Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

         B. The Events of Default described in Exhibit A hereto (collectively, the "Specified Events of Default") have occurred and are continuing. The Company has requested that the Purchaser waive the Specified Events of Default.

         C. In addition, the Company has requested that the Purchaser provide additional capital to the Company in the amount of $3,000,000 to assist it to meet its short-term payment obligations. In this regard, the Company desires to issue and sell to the Purchaser the Bridge Note (as defined below) and, to induce the Purchaser to purchase the Bridge Note, the April 2003 Shares (as defined below). The Purchaser is willing to purchase the Bridge Securities (as defined below) from the Company, but only on the terms and subject to the conditions set forth herein.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Limited Waiver of Specified Events of Default. Effective on and as of the First Amendment Effective Date (as defined below), at the request of the Company, LLCP waives the Specified Events of Default pursuant to Section
11.5 of the Securities Purchase Agreement. The waiver provided for in this
Section 1 shall be limited solely to the Specified Events of Default and shall not extend to any other Default or Event of Default,

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whether past, present or future, shall not impair any right, power or remedy of the Purchaser which may arise as a result of such other Default or Event of Default and shall not give rise to any obligation whatsoever on the part of the Purchaser to grant any waivers in the future.

         2.    Purchase and Sale of Bridge Securities.

               (a) Authorization. The Company has authorized and approved the issuance, sale and delivery to the Purchaser of (i) a Secured Senior Subordinated Bridge Note in the principal amount of $3,000,000, in substantially the form of Exhibit B attached hereto (the "Bridge Note") and (ii) 2,466,759 shares of Common Stock (the "April 2003 Shares" and, together with the Bridge Note, the "Bridge Securities").

               (b) Purchase and Sale. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, (i) on the First Amendment Effective Date, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Bridge Note, and (ii) on the Share Issuance Date (as defined below), the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the April 2003 Shares. The purchase price to be paid by the Purchaser for the Bridge Note shall be $3,000,000 (the "Bridge Note Purchase Price") and the purchase price to be paid by the Purchaser for the April 2003 Shares shall be $24,667.59 (the "April 2003 Share Purchase Price" and, together with the Bridge Note Purchase Price, the "Bridge Securities Purchase Price"), all payable in accordance with Section 2(c). The Company and the Purchaser agree that, for purposes of Section 1271 et seq. of the Code, the original issue price of the Bridge Note will be $1,347,271.47 and the original issue price of the April 2003 Shares will be $1,652,728.53, and that this agreement is intended to constitute an agreement as to the issue prices of the Bridge Securities for all Tax purposes.

               (c) Closings. The closing of the issuance, sale and delivery of the Bridge Note (the "Bridge Note Closing") shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, at 10:00 a.m. (Los Angeles time), on the First Amendment Effective Date, and the closing of the issuance, sale and delivery of the April 2003 Shares (the "April 2003 Share Closing") shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, at 10:00 a.m. (Los Angeles time), on the Share Issuance Date. At the Bridge Note Closing, the Company shall deliver the Bridge Note to the Purchaser, duly executed by the Company, against delivery by the Purchaser of the Bridge Note Purchase Price (net of amounts permitted to be withheld pursuant to Sections 5(a)(v), (vi) and (xviii)) by wire transfer in immediately available funds to such bank as the Company may request in writing for credit to the Trade Payables Deposit Account. At the April 2003 Share Closing, the Company shall deliver a certificate to the Purchaser representing the April 2003 Shares, duly executed by the Company, against delivery by the Purchaser of the April 2003 Share Purchase Price.

               (d) Use of Proceeds. The proceeds to be received by the Company from the issuance and sale of the Bridge Securities hereunder, after payment of all amounts described in Sections 5(a)(v), (vi) and (xviii), shall be deposited into the Trade Payables

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Deposit Account and be used solely to reduce the outstanding balance of the
Company's trade payables in accordance with the Trade Payables Reduction Plan (as defined below). The Company covenants and agrees to deposit such net proceeds into the Trade Payables Deposit Account and to use the net proceeds solely to reduce the outstanding balance of the Company's trade payables in accordance with the Trade Payables Reduction Plan.

         3. Amendments to Securities Purchase Agreement. Effective on and as of the First Amendment Effective Date (as defined below), pursuant to Section
12.3 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

               (a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

                     "`Adjusted Current Assets' shall mean, collectively, (i)
               cash, (ii) accounts receivable, net, (iii) inventory, net, and
               (iv) prepaid expenses, in each case determined in accordance with GAAP.

                     "`Adjusted Current Liabilities' shall mean, at any time,
               'current liabilities' as defined by GAAP at such time, minus all Indebtedness owed to the Purchaser at such time, if and only if such Indebtedness is classified at such time as a current liability in accordance with GAAP.

                     "`April 2003 Shares' shall mean 2,466,759 shares of Common
               Stock issued by the Company to the Purchaser under the First Amendment."

                     "`Bridge Note' shall mean a Secured Senior Subordinated
               Bridge Note in the principal amount of $3,000,000, in substantially the form attached as Exhibit B to the First Amendment, executed by the Company in favor of the Purchaser, as amended from time to time."

                     "`Daily Reporting Package' shall have the meaning set forth in Section 8.3(c)."

                     "`First Amendment' shall mean that certain First Amendment to Amended and Restated Securities Purchase Agreement dated as of April 4, 2003."

                     "`First Amendment Business Plans'" shall have the meaning
               set forth in the First Amendment.

                     "`First Amendment Effective Date' shall have the meaning
               set forth in the First Amendment."

                     "`Net Working Capital' shall mean, at any time, (i)
               Adjusted Current Assets at such time, minus (ii) Adjusted Current Liabilities at such time.

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                     "`November 1999 Note'" shall mean that certain Amended and
               Restated Secured Senior Subordinated Note Due 2004 dated November 24, 1999, amended and restated October 29, 2002, in the principal amount of $28,000,000, as amended by an Amendment dated as of April 4, 2003, as further amended from time to time, which amends and restates the Original Note.

                     "`Payables Turn' shall mean, at any time, (i) the Company's accounts payable balance at such time, determined in accordance with GAAP, divided by (ii) (A) the Company's "Total Sales" (or words of similar import) as reported in the latest Monthly Reporting Package delivered to the Purchaser pursuant to Section 8.3(b) for the three calendar months immediately preceding such time, multiplied by (B) 0.66, multiplied by (C) 4, divided by (D) 365."

                     "`Trade Payables Deposit Account' shall have the meaning
               set forth in the First Amendment."

                     "`Trade Payables Reduction Plan' shall have the meaning set forth in the First Amendment."

               (b) Section 1.1 of the Securities Purchase Agreement shall be further amended by amending the following existing definitions to read in their entirety as follows, respectively:

                     "Collateral Documents" shall mean the Intercreditor
               Agreement, the Security Agreement, the Company Pledge Agreement, the PTC Security Agreement, the Landlord Waivers, the Warehouse Bailment Agreements, the Parent Termination Agreement, the Deposit Account Control Agreements, the UCC financing statements and all other agreements, instruments and documents executed by or on behalf of any Person concurrently herewith or at any time hereafter to guaranty or provide collateral security for or with respect to any or all Obligations, in each case as amended from time to time.

                     "Deposit Account Control Agreements" or "Control
               Agreements" shall mean that certain Deposit Account Control Agreement dated as of June 28, 2002, among the UBOC, the Company and the Purchaser, as amended from time to time (as so amended, the "UBOC Control Agreement"), the Restricted Account Agreement dated as of April 4, 2003, among Wells Fargo Bank, N.A., the Company and the Purchaser, with respect to the Trade Payables Deposit Account, as amended from time to time, and any other control or similar agreements entered into from time to time, in form and substance reasonably satisfactory to the Purchaser, pursuant to which the Company or any other Company Party grants control to the Purchaser, as secured party, over its

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               or their deposit or similar accounts maintained with banks or other institutions.

                     "`Fifth Amendment Warrant'" shall mean that certain Amended and Restated Warrant (No. LL-4) to Purchase 100 Shares of Common Stock, originally issued September 11, 2002, and restated upon partial exercise as of December 13, 2002, as amended from time to time, which evidences the number of unexercised Warrant Shares under that certain Warrant No. LL-2 to Purchase 57.57 Shares of Common Stock dated as of the Fifth Amendment Effective Date, and shall also include any other warrant or warrants issued upon the exercise or transfer of all or any portion thereof and the transfer, division or combination of any such other warrant or warrants."

                     "`Intercreditor Agreement'" shall mean (i) that certain
               Amended and Restated Intercreditor and Subordination Agreement, dated as of October 29, 2002, between UBOC and the Purchaser and acknowledged by the Company and Overhill Ventures, as amended by a First Amendment dated as of November 22, 2002, a Second Amendment dated as of December 20, 2002, and a Third Amendment dated as of April 4, 2003, as further amended from time to time by UBOC and the Purchaser, or (ii) any other intercreditor or subordination agreement entered into after the First Amendment Effective Date by any other Senior Lender and the Purchaser, in form and substance satisfactory to the Purchaser.

                     "`Investment Documents' shall mean, collectively, the
               Original Securities Purchase Agreement and the other Original Investment Documents, the SSE Assignment Agreement, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Investor Rights Agreement, the Suretyship Agreement, the Intercreditor Agreement and the other Collateral Documents, the Equity Repurchase Option Agreement and all other agreements, instruments, certificates, letters and other documents executed and/or delivered in connection herewith or therewith, in each case as amended from time to time."

                     "Leverage Ratio" shall mean:

                              (i) With respect to the Fiscal Quarter period ending in June 2003, the ratio of (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such Fiscal Quarter, multiplied by (B) 4;

                              (ii) With respect to the two (2) consecutive Fiscal Quarter period ending in September 2003, the ratio of (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the

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                     end of such period to (ii) (A) EBITDA for such two (2)
                     consecutive Fiscal Quarters, multiplied by (B) 2;

                              (iii) With respect to the three (3) consecutive Fiscal Quarter period ending in December 2003, the ratio of
                     (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii)
                     (A) EBITDA for such three (3) consecutive Fiscal Quarters, multiplied by (B) 4, divided by (C) 3; and

                              (iv) With respect to the four (4) consecutive Fiscal Quarter period ending in March 2004 and thereafter, the ratio of (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period and
                     (B) all Capital Lease Obligations at the end of such period, to (ii) EBITDA for the four (4) consecutive Fiscal Quarters ending at the end of such period.

                     "`Net Income (Loss)' shall mean, for any period, net
               income (loss) after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP; provided, however, that, for purposes of calculating minimum EBITDA under Section 9.14(a), the minimum Fixed Charge Coverage Ratio under Section 9.14(b) and the maximum Leverage Ratio under Section 9.14(c), the costs incurred by the Company in connection with the restoration required to be made at the manufacturing facilities located at 7666 Formula Place in San Diego, California, up to a maximum of $250,000, shall be excluded from the calculation of Net Income
               (Loss)."

                     "`Note' or `Notes' shall mean, individually or
               collectively, the November 1999 Note or the Bridge Note or both, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments thereof. When used in this Agreement or any other Investment Document, references to `the Note' shall mean `any Note' or `the Notes', as applicable."

                     "`November 1999 Warrant'" shall mean that certain Amended
               and Restated Warrant (No. LL-3) to Purchase 100 Shares of Common Stock, originally issued November 24, 1999, amended and restated as of October 29, 2002, and restated upon partial exercise as of December 13, 2002, as amended from time to time, which evidences the remaining unexercised Warrant Shares under the Original Warrant, and shall also include any other warrant or warrants issued upon the exercise or transfer of all or any portion thereof and the transfer, division or combination of any such other warrant or warrants.

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                     "`Obligations' or `Obligations to Purchaser' shall mean all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations of the Company Parties (or any of them) or any of their Subsidiaries or other Affiliates owing to the Purchaser, any Affiliate of the Purchaser or any Indemnified Party (or any assignee or transferee thereof), of whatever nature, type or description, arising under or in connection with the Original Investment Documents, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Investor Rights Agreement (including the consulting fees payable thereunder), the Collateral Documents, the Equity Repurchase Option Agreement, any other Investment Documents or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest (including post-judgment interest), premiums, fees, costs, expenses (including attorneys', accountants', appraisers', investment bankers', auctioneers' and other professional fees and expenses, including court and other procedural costs) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable."

                     "`Senior Credit Agreement'" shall mean (i) that certain
               Amended and Restated Loan and Security Agreement dated as of October 29, 2002, (the "UBOC Credit Agreement"), among UBOC, the Company and Overhill Ventures, as amended by a First Amendment dated as of November 22, 2002, a Second Amendment dated as of December 20, 2002, and a Third Amendment dated as of April 4, 2003, and as further amended from time to time, subject to the terms of the Intercreditor Agreement (the "UBOC Credit Agreement"), or (ii) such other loan or credit agreement entered into by the Company and any other Senior Lender in connection with a refinancing of the Senior Indebtedness owing to UBOC under the UBOC Senior Credit Documents (the "Other Senior Credit Agreement")."

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               (c)   Clause (v) of the definition of "Change in Control" in
Section 1.1 (Definitions) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                     "(v)     [Intentionally Omitted];"

               (d) Section 3.1 (Organization and Qualification) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                     "3.1     Organization and Qualification. The Company is a
               corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business as a foreign corporation in the States of California, Texas and each other jurisdiction in which the character of the properties or assets owned, leased or operated or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed in such other jurisdictions could not have, individually or in the aggregate, a Material Adverse Effect."

               (e) Clause (a) of Section 3.7 (Capitalization) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                     "(a)     Schedule 3.7(a) sets forth, as of the First
               Amendment Effective Date, (i) the authorized Capital Stock of the Company, including classes and series of Capital Stock, (ii) the number of shares of Capital Stock issued and outstanding, including shares of Common Stock and of preferred stock, (iii) the number of shares of Capital Stock reserved for issuance under the Company Stock Plans, including the number of options to purchase Capital Stock granted under each Company Stock Plan;
               (iv) the number and type of shares of Capital Stock subject to options granted under each Company Stock Plan, including the name of the grantee, the exercise price and the expiration date; (v) the aggregate number of shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock; (vi) the number of shares of Common Stock reserved for issuance upon exercise of each Warrant and (viii) the number of shares of Capital Stock on a Fully Diluted Basis. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock, other than those contained in the Investor Rights Agreement. There are: (A) no outstanding Option Rights of the Company other than the Warrants and

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          the Series A Preferred Shares; (B) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of the Company other than the Investor Rights Agreement; (C) except as provided for in the Equity Repurchase Option Agreement, no obligations or rights (whether fixed or contingent) on the part of the Company or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of the Company or Option Rights of the Company; and (D) no agreements granting any Person (other than the Purchaser) any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Option Rights of the Company or any of its Subsidiaries. All shares of Capital Stock and Option Rights of the Company that have been issued by the Company have been issued and offered in compliance with all federal and applicable state securities laws. No Capital Stock or Option Rights of the Company will be issued or become issuable to any Person (other than the Purchaser) pursuant to any "anti-dilution" provisions on account of the issuance of any securities by the Company or the exercise of any Option Rights (including the Warrants). The April 2003 Shares being issued to the Purchaser on and as of the First Amendment Effective Date represents less than twenty percent (20.0%) of the outstanding shares of Common Stock on and as of the First Amendment Effective Date."

          (f) The first sentence of Section 3.10 (SEC Documents) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

               "The Company has filed with the Commission all SEC Documents (including the Form 10 Registration Statement) that have been required to be filed by it with the Commission and the AMEX."

          (g) Clause (c) of Section 8.3 (Information Reporting Requirements) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

               "(c) (A) On Wednesday of each week (which may be furnished via telecopier), a package of information (the "Weekly Reporting Package"), including: (i) the weekly internal sales report of the Company and its Subsidiaries with respect to the prior week; (ii) the consolidated accounts receivables of the Company and its Subsidiaries as of the end of such prior week; (iii) the 90-Day Receivables as of the end of such prior week; (iv) the consolidated accounts payables of the Company and its Subsidiaries as of the end of such prior week; (v) the 60-Day Payables as of the end of such prior week; (vi) a copy of the borrowing base certificate, if any, delivered to the Senior Lender during the prior week; (vii) a cash flow analysis for the twelve (12) week period commencing at the end of the prior week; (viii) a revolving credit facility availability analysis for the twelve (12) week period commencing at the end of the prior week showing, among other things, a minimum of

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          $500,000 of Senior Availability at any time (including at any time the
          Company is required to make payments to the Purchaser under this Agreement or any other Investment Document during such period); (ix) a written "new business" report updating the Company's business generation activities during the prior week, in form and substance satisfactory to the Purchaser; (x) a written "yield report" of the Company, in form and substance satisfactory to the Purchaser; (xi) a written report detailing the Company's progress with respect to each First Amendment Business Plan; and (xii) such additional information as may be mutually agreed upon by the Company and the Purchaser; and
          (B) on a daily basis (to be received via telecopier not later than 12:00 noon (Los Angeles time) a package of information (the "Daily Reporting Package") consisting of (i) a certificate setting forth the Company's borrowing base under the Senior Credit Agreement and Senior Availability, in each case at the end of the immediately preceding Business Day; and (ii) such additional information as may be requested by the Purchaser;"

          (h) Section 8.4 (Landlord Waivers; Warehouse Bailment Agreements) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

               8.24 Landlord Waivers; Warehouse Bailment Agreements. On or before April 30, 2003, the Company shall obtain Landlord Waivers and Warehouse Bailment Agreements, as applicable, from the lessor of each leased real property, mortgagee of owned real property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located as of such date (other than with respect to those locations for which the Company has previously delivered Landlord Waivers or Warehouse Bailment Agreements, as the case may be).

          (i) Article 8 (Affirmative Covenants) of the Securities Purchase Agreement shall be amended by adding the following new Section 8.25 at the end of such Article:

               "8.25 Permanent Chief Financial Officer and Audit Committee Financial Expert. On or before April 30, 2003, the Company shall have employed a qualified individual to serve as the Company's Chief Financial Officer, which employment shall have been approved by the Company's Board of Directors. On or before May 30, 2003, the Company shall have elected or appointed an individual who qualifies as an "audit committee financial expert" (within the meaning of the rules implementing Section 407 of the Sarbanes-Oxley Act of 2002) to serve on the Company's Board of Directors."

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          (j)  Article 8 (Affirmative Covenants) of the Securities Purchase
Agreement shall be amended by adding the following new Section 8.26 immediately following new Section 8.25 at the end of such Article:

               "8.26 First Amendment Business Plans. The Company shall comply with and perform the terms and other provisions of each of the First Amendment Business Plans and implement the procedures and other requirements contained therein."

          (k) Clause (d) of Section 9.1 (Limitations on Indebtedness) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

               "(d) Trade accounts payable arising in the ordinary course of business that are more than sixty (60) days past their due dates and do not exceed in the aggregate (i) at any time from the First Amendment Effective Date to and including June 30, 2003 (during which period the Company shall have complied with the Trade Payables Reduction Plan), the amount of such trade accounts payable on the First Amendment Effective Date, (ii) $650,000 at any time during the period commencing on July 1, 2003, and ending on the last day of the Company's fiscal year ending in September 2003, and (iii) $200,000 at any time thereafter; provided, however, that if during any of such periods the aggregate amount of any such trade accounts payable exceeds the applicable amount for such period at any one time, then the Company shall not be deemed to be in violation of this clause (d) if the amount in excess of such applicable amount is being disputed or contested in good faith by appropriate proceedings in a commercially reasonable manner; or"

          (l) Section 9.14 (Financial Covenants) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

               "(a) Minimum EBITDA. For each of the periods listed in the table below, EBITDA shall not be less than the total amount set forth opposite each such period in the table:

                                                                      Minimum
          Period                                                      EBITDA
          ------                                                      ------
          Trailing Fiscal Quarter ending in
          March 2003 ............................................  $(1,200,000)
          Trailing Fiscal Quarter ending in
          June 2003 .............................................    1,066,000
          Trailing two consecutive Fiscal Quarters ending in
          September 2003 ........................................    2,809,000
          Trailing three consecutive Fiscal Quarters ending in
          December 2003 .........................................    5,054,000

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

          Trailing four consecutive Fiscal Quarters ending in
          March 2004 ...............................................  7,174,000
          Trailing four consecutive Fiscal Quarters ending in
          June 2004 ................................................  8,183,000
          Trailing four consecutive Fiscal Quarters ending in
          September 2004 ...........................................  8,385,000

               "(b) Minimum Fixed Charge Coverage Ratio. For each of the periods listed in the table below, the Fixed Charge Coverage Ratio shall not be less than the ratio set forth opposite each such period in the table:

                                                                  Minimum Fixed
                                                                      Charge
          Period                                                  Coverage Ratio
          ------                                                  --------------
          Trailing Fiscal Quarter ending in
          June 2003 ................................................   0.68
          Trailing two consecutive Fiscal Quarters ending in
          September 2003 ...........................................   0.89
          Trailing three consecutive Fiscal Quarters ending in
          December 2003 ............................................   1.04
          Trailing four consecutive Fiscal Quarters ending in
          March 2004 ...............................................   1.09
          Trailing four consecutive Fiscal Quarters ending in
          June 2004 ................................................   1.21
          Trailing four consecutive Fiscal Quarters ending in
          September 2004 ...........................................   1.22

               "(c) Maximum Leverage Ratio. As of the last day of each of the periods listed in the table below, the Leverage Ratio shall not exceed the ratio set forth opposite each such period in the table:

                                                                     Maximum
                                                                     Leverage
          Period                                                      Ratio
          ------                                                      -----
          Trailing Fiscal Quarter ending in June 2003 ..............   9.97
          Trailing two consecutive Fiscal Quarters ending in
          September 2003 ...........................................   7.50
          Trailing three consecutive Fiscal Quarters ending in
          December 2003 ............................................   6.34
          Trailing four consecutive Fiscal Quarters ending in
          March 2004 ...............................................   5.89
          Trailing four consecutive Fiscal Quarters ending in
          June 2004 ................................................   5.17
          Trailing four consecutive Fiscal Quarters ending in
          September 2004 ...........................................   5.02

               "(d) Maximum Capital Expenditures. (i) Capital Expenditures (other than Capital Expenditures related primarily to the consolidation of the Company's manufacturing operations into the Vernon Facilities)shall not exceed $150,000 with respect to any Fiscal Quarter; provided, however, that if (A) the Company prepares and furnishes to the Purchaser a "payback" analysis of Capital Expenditures it proposes to make or incur in excess of such amounts,
          (B) the Purchaser has at least five (5) Business Days to review such analysis and (C) if satisfied with such analysis in its sole discretion, the Purchaser consents in writing to such excess amount(s) prior to the incurrence thereof, then the Company may make or incur such excess Capital Expenditures; and (ii) Capital Expenditures related primarily to the consolidation of the Company's manufacturing operations into the Vernon Facilities in any of the periods set forth in the following table shall not exceed the amounts set forth opposite such periods:

                                                                 Maximum Capital
               Period                                              Expenditures
               ------                                              ------------
               Trailing Fiscal Quarter ending in March 2003 ....  $ 1,650,000
               Trailing Fiscal Quarter ending in June 2003 .....      500,000
               Trailing Fiscal Quarter ending in
               September 2003 and thereafter ...................            0

               "(e) [Intentionally Omitted.]"

               "(f) Maximum Payables Turn. For each of the "fiscal months" listed in the table below, the Payables Turn (expressed in a number of days) at the end of such month shall not be greater than the number of days set forth opposite each such month in the table:

          "Fiscal Month(s)"                                      Payables Turn
           ---------------                                       -------------
          April, May, June, July and August 2003 ...............       62
          September and October 2003 ...........................       61
          November 2003 ........................................       59
          December 2003 and January 2004 .......................       58
          February 2004 ........................................       61
          March 2004 ...........................................       60
          April and May 2004 ...................................       59
          June, July and August 2004 ...........................       58
          September 2004 and thereafter ........................       56

               "(g) Minimum Net Working Capital. For each of the "fiscal months" listed in the table below, Net Working Capital shall not be less than the amount set forth opposite each such month in the table:

                                                                 Minimum
          "Fiscal Month(s)"                                Net Working Capital
           ---------------                                 -------------------
          April 2003 .....................................     $(2,700,000)
          May, June, July and August 2003 ................      (2,950,000)
          September 2003 .................................      (2,700,000)
          October 2003 ...................................      (2,600,000)
          November 2003 ..................................      (2,350,000)
          December 2003 and January 2004 .................      (2,000,000)
          February 2004 ..................................      (1,850,000)
          March and April 2004 ...........................      (1,500,000)
          May 2004 .......................................      (1,250,000)
          June, July and August 2004 .....................      (1,000,000)
          September 2004 and thereafter ..................        (750,000)

               "(h) Minimum Senior Availability. Minimum Senior Availability shall not, at any time on or after April 24, 2003, be less than $500,000, based upon financial information furnished by the Company at or prior to such time."

     4. Amendments to Disclosure Schedules. Effective on and as of the First Amendment Effective Date, pursuant to Section 12.3 of the Securities Purchase Agreement, each of the Disclosure Schedules included in Exhibit C attached hereto shall amend the corresponding Disclosure Schedule currently attached to the Securities Purchase Agreement as provided for in such amended Disclosure Schedule (it being understood that such amended Disclosure Schedules shall update such existing Disclosure Schedules through and including the First Amendment Effective Date).

     5.   Closing; Conditions Precedent.

          (a) Conditions to Purchaser's Obligations. The effectiveness of the Purchaser's waiver of the Specified Events of Default as provided in Section 1, the obligation of the Purchaser to purchase the Bridge Securities as provided in
Section 2 and the amendments set forth in Sections 3 and 4 shall be subject to the satisfaction, in the Purchaser's sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the "First Amendment Effective Date"):

               (i) First Amendment Effective Date. All of the conditions precedent set forth in this Section 5(a) shall be satisfied on April 4, 2003.

               (ii) Representations and Warranties. The Purchaser shall have received an Officers' Certificate, in form and substance satisfactory to the Purchaser, dated as of the First Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (A) after giving effect to this Amendment (including the amendments to the Disclosure Schedules attached as Exhibit C hereto), each of the representations and warranties of the Company contained in the Securities Purchase Agreement and this Amendment was true and correct on and as of the date hereof and is true and correct on and as of the First Amendment Effective Date, with the same effect as if made on and as of the First Amendment Effective Date;
(B) each of the covenants and agreements of the Company required to be performed or satisfied under this Amendment on or before the First Amendment Effective Date has been performed or satisfied on or before the First Amendment Effective Date; (C) the Company has satisfied or fulfilled each of the conditions precedent set forth in this Section 5(a); (D) no Default or Event of Default has occurred and is continuing other than the Specified Events of Default or will result from the execution, delivery or performance of this Amendment, the issuance, sale or delivery of the Bridge Note or the consummation of the other transactions contemplated hereby; and (E) since September 29, 2002, no Material Adverse Change has occurred other than as previously disclosed in the Company's SEC Documents.

               (iii) No Legal Prohibitions. The consummation of the transactions contemplated by this Amendment shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

               (iv) Principal Closing Documents. The Purchaser shall have received the following closing documents, each dated as of the First Amendment Effective Date (the documents referred to in clauses (A), (C), (F) and (G) below, together with this Amendment, are collectively referred to herein as the "Bridge Financing Documents"):

                     (A) Bridge Note. The Bridge Note, duly executed by the Company and acknowledged and consented to by the Guarantor.

                     (B) [Intentionally Omitted.]

                     (C) Amendment to Note. An amendment to the Amended and Restated Secured Senior Subordinated Note Due 2004, in form and substance satisfactory to the Purchaser, duly executed by the Company and acknowledged and consented to by the Guarantor.

                     (D) Amendment to Intercreditor Agreement. A Third Amendment to Intercreditor and Subordination Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Senior Lender and acknowledged by the Company and the Guarantor.

                      (E) [Intentionally Omitted.]

                      (F) Deposit Account Control Agreement. A Deposit Account Control Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company and the Depository (as defined below), with respect to the Trade Payables Deposit Account.

                      (G) Amendment to Security Agreement. An amendment to the Security Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company and the Purchaser.

               (v) Accrued and Unpaid Interest. The Purchaser shall have received, by wire transfer in immediately available funds, all accrued and unpaid interest under the Amended and Restated Secured Senior Subordinated Note Due 2004 through and including the First Amendment Effective Date (including unpaid interest accruing at the Default Rate (as defined in the Amended and Restated Secured Senior Subordinated Note Due 2004) from December 29, 2002, through and including the First Amendment Effective Date), provided that such interest may be withheld by the Purchaser from payment of the Bridge Securities Purchase Price.

               (vi) Payments Past Due. (A) The Purchaser shall have received the amount of $223,000 representing the last installment of the Fifth Amendment Restructuring Fee payable under Section 8.23(c) of the Securities Purchase Agreement and (B) LLCP Inc. shall have received the amount of $24,000 representing accrued and unpaid monthly consulting fees under Section 1.6(d) of the Investor Rights Agreement for the months of March and April 2003, provided that such aggregate amount may be withheld by the Purchaser from payment of the Bridge Securities Purchase Price.

               (vii) Consents. The Company shall have obtained all Consents required to be obtained from all Governmental Authorities and other Persons in connection with the transactions contemplated by this Amendment, and the Purchaser shall have approved the terms and conditions thereof.

               (viii) Opinion of Counsel. The Purchaser shall have received opinion letters of Jenkens & Gilchrist, special counsel the Company and Overhill Ventures, and Kummer Kaempfer Bonner & Renshaw, Nevada counsel to the Company, each dated the First Amendment Effective Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, copies of which shall be delivered to the Purchaser.

               (ix) Financial Projections. The Purchaser shall have received from the Company, and the Purchaser shall have approved, revised consolidated financial projections of the Company and its Subsidiaries for the period commencing February 1, 2003 through and including September 30, 2004. Such financial projections shall specify the assumptions on which they are based, which assumptions shall be prepared in good faith by management and shall be reasonable. The financial projections shall be accompanied by an Officers' Certificate, in form and substance satisfactory to the

Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

               (x) Other Financial Information. The Purchaser shall have received from the Company a Weekly Reporting Package (as amended by this Amendment) for the full week immediately preceding the week in which the First Amendment Effective Date occurs. Such Weekly Reporting Package shall be accompanied by an Officers' Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

               (xi) Trade Payables Deposit Account. The Company shall have established at a bank or other financial institution selected by the Company (the "Depository") a separate, interest-bearing deposit account (the "Trade Payables Deposit Account") into which the net proceeds from the issuance and sale of the Bridge Securities shall be deposited and which shall be subject to the terms of the Deposit Account Control Agreement described in Section 5(a)(iv)(F) above.

               (xii) First Amendment Business Plans. The Purchaser shall have received from the Company an Officers' Certificate, in form and substance satisfactory to the Purchaser, dated as of the First Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, accompanied by the following business plans, each prepared in good faith by the Company's management (collectively, the "First Amendment Business Plans"):

                      (A) A plan to pay in full the Company's entire outstanding balance of trade payables over 30 days past due as reported in the Company's March 29, 2003 accounts payable aging report (the "Trade Payables Reduction Plan");

                      (B) A plan to complete the Consolidation on a specified time table; and

                      (C) A plan to restructure the Company's sales division (which plan shall include, among other things, the Company's plan to hire a new sales manager by June 30, 2003 and to implement an incentive-based compensation plan for the Company's sales division).

               (xiii) UBOC Credit Document Waivers and Amendments. The Purchaser shall have received true, correct and complete copies of (A) waivers by the Senior Lender of defaults and events of default under the Senior Credit Documents with UBOC through the First Amendment Effective Date and (B) a Third Amendment to the UBOC Credit Agreement and such other amendments to the other Senior Credit Documents with UBOC, in form and substance satisfactory to the Purchaser, duly executed by the Company, Overhill Ventures and UBOC.

               (xiv)  [Intentionally Omitted.]

               (xv) Solvency Certificate. The Purchaser shall have received a Solvency Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the matters described therein.

               (xvi) No Material Adverse Change. Since September 29, 2002, there shall not have occurred any Material Adverse Change other than as previously disclosed in the Company's SEC Documents.

               (xvii) Certified Board Resolutions. The Purchaser shall have received a Secretary's Certificate from the Company and Overhill Ventures, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company or Overhill Ventures, as the case may be, certifying as to the resolutions of the Board of Directors of the Company or Overhill Ventures, as the case may be, approving the execution and delivery of this Amendment, the issuance, sale and delivery of the Bridge Securities and the other transactions contemplated by this Amendment.

               (xviii) Fees and Expenses. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys' fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and performance of this Amendment and the transactions contemplated hereby or that otherwise remain unreimbursed as of the First Amendment Effective Date, provided that such fees, costs and expenses may be withheld by the Purchaser from the payment of the Bridge Securities Purchase Price.

               (xix) Good Standing Certificates. The Purchaser shall have received a domestic good standing certificate of each of the Company and Overhill Ventures issued by the Secretary of State of its state of incorporation, a foreign good standing certificate of the Company, issued by the Secretary of State of the State of California and a good standing tax certificate of each of the Company and Overhill Ventures issued by the California Franchise Tax Board, in each case dated as of a recent practicable date prior to the First Amendment Effective Date.

               (xx) Insurance Certificates. The Purchaser shall have received certificates of insurance with respect to the insurance policies required to be maintained by the Company pursuant to Section 8.9 of the Securities Purchase Agreement (including the directors and officers liability insurance and the key man life insurance policy on the life of James Rudis), together with additional insured and lender's loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

               (xxi) Lien Searches. The Purchaser shall have received UCC, Tax and judgment lien searches for the Company and Overhill Ventures in each state or other jurisdiction in which the Company and Overhill Ventures is incorporated or located, in each case dated as of a recent practicable date.

               (xxii)  [Intentionally Omitted.]

               (xxiii) Corporate Proceedings. All proceedings taken prior to or at the closing in connection with the issuance and sale of the Bridge Securities and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

          (b) Conditions to Company's Obligations. The obligation of the Company to issue and sell the Bridge Note to the Purchaser and the effectiveness of the amendments set forth in Sections 3 and 4 as of the First Amendment Effective Date shall be subject to the satisfaction of each of the following conditions precedent:

               (i) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 7 of this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date.

               (ii) Bridge Note Purchase Price. The Purchaser shall have delivered to the Company the Bridge Note Purchase Price, less the fees, costs and expenses to be reimbursed by the Company under Sections 5(a)(v), (vi) and (xviii).

     6. Representations and Warranties of the Company. In order to induce the Purchaser to purchase the Bridge Securities, to waive the Specified Events of Default and to amend the Securities Purchase Agreement as provided for herein, the Company represents and warrants to the Purchaser as follows:

          (a) Authorization; Binding Effect. Each of the Company and the Guarantor has the full power and authority to enter into, deliver and perform its obligations under this Amendment, the Bridge Securities and the other Bridge Financing Documents to which it is a party, including the issuance, sale and delivery of the Bridge Securities. The execution, delivery and performance by the Company and the Guarantor of this Amendment, the Bridge Securities and the other Bridge Financing Documents to which it is a party, the issuance, sale and delivery of each of the Bridge Securities and the consummation of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company and the Guarantor, respectively. This Amendment has been duly executed and delivered by the Company and the Guarantor and, on the First Amendment Effective Date, the Bridge Note and the other Bridge Financing Documents will be duly executed and delivered by the Company and the Guarantor. This Amendment is, and on the First Amendment Effective Date each of the Bridge Securities and the other Bridge Financing Documents will be, the legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company and Overhill Ventures in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

          (b) No Conflict. The execution, delivery and performance by the Company of this Amendment, the Bridge Securities and the other Bridge Financing Documents, the issuance, sale and delivery of the Bridge Securities and the consummation of the other transactions contemplated hereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws (including the AMEX rules and provided the AMEX approves the Listing Application); or (iii) any term of any Material Contract, indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

          (c) Rank; Obligations. No Indebtedness of the Company ranks pari passu with any Indebtedness evidenced by the Bridge Note other than the Indebtedness under the November 1999 Note, and payment of principal of, premium, if any, and interest on the Indebtedness evidenced by the Notes and the other Obligations is subordinate only to the payment of the Senior Indebtedness. Immediately following the Bridge Note Closing, there will be no agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to Purchaser (including Indebtedness under the November 1999 Note and the Bridge Note) to the repayment of any other existing or future Indebtedness of the Company or any of its Subsidiaries.

          (d) No Consents. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment, any Bridge Securities or any other Bridge Financing Documents or the issuance, sale and delivery of the Bridge Securities, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority or (b) any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect.

          (e) Representations and Warranties. After giving effect to the amended the Disclosure Schedules attached as Exhibit C hereto, each of the representations and warranties of the Company contained in Section 3 of the Securities Purchase Agreement is true and correct in all material respects.

          (f) April 2003 Shares. The April 2003 Shares have been duly authorized and, when issued in accordance with the terms of this Amendment, will be validly issued, fully paid and nonassessable, and will be free of any security interests, liens or encumbrances.

          (g) Securities Laws. The offer and sale of the Bridge Securities in accordance with the terms hereof will be exempt from the registration requirements of the

Securities Act and the registration or qualification requirements of any applicable state securities or "blue sky" laws.

          (h) No Default. No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment, the Bridge Securities or the other Bridge Financing Documents, the issuance, sale or delivery of the Bridge Securities or the consummation of the other transactions contemplated hereby.

          (i) Collateral Security. The Liens granted in favor of the Purchaser under the Collateral Documents constitute valid, enforceable, perfected and continuing security interests and liens in, on and to the Collateral to secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Notes, and such security interests and liens are subject, as to priority, only to the Senior Liens and Permitted Liens to the extent entitled to priority under Applicable Law except with respect to the security interests and liens of the Purchaser in and to the Trade Payables Deposit Account, in which case the Purchaser shall have a first priority security interest and lien.

     7. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

          (a) The Purchaser is acquiring the Bridge Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the Bridge Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein; and

          (b) The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Bridge Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

     8. Post-Closing Fees. As additional consideration for the Purchaser's agreement to waive the Specified Events of Default, purchase the Bridge Note and amend the Securities Purchase Agreement as provided for herein, on April 16, 2003, the Company shall pay to the Purchaser, by wire transfer in immediately available funds, the aggregate amount of $724,667.59, consisting of (A) a non-refundable Bridge Note closing fee, by wire transfer in immediately available funds, in the amount of $224,667.59 and (B) a non-refundable restructuring fee related to the transactions contemplated herein in the amount of $500,000.

     9.  Listing Application; Issuance of April 2003 Shares.

         (a) Not later than April 4, 2003, the Company shall file with the AMEX an application with AMEX to obtain the approval by AMEX of the listing of the April 2003 Shares with the AMEX (the "Listing Application") to issue the April 2003 Shares to the Purchaser, and the Purchaser shall have received a true, correct and complete copy of the Listing Application and all attachments thereto and correspondence relating thereto.

         (b) On the Business Day (the "Share Issuance Date") immediately following the date upon which the AMEX shall have approved the Listing Application, but not later than April 16, 2003, the Company shall issue, sell and deliver to the Purchaser a certificate representing or evidencing the April 2003 Shares, duly executed by the Company, against delivery of the April 2003 Share Purchase Price in accordance with Section 2(c). The Company shall use its best efforts to obtain as soon as possible the approval by AMEX of the Listing Application.

     10. Confirmation; Full Force and Effect. The amendments set forth in Sections 3 and 4 above shall amend the Securities Purchase Agreement on and as of the First Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the First Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes (including the November 1999 Note and the Bridge Note), the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Investment Document, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

     11. Confirmation of Guaranty. The Guarantor hereby acknowledges that it has read this Amendment and the other Bridge Financing Documents and consents to their terms, including the issuance, sale and delivery of the Bridge Securities. Further, the undersigned hereby (a) confirms that it is a party to the Guaranty and that, among other things, the payment and performance of the Bridge Securities is guarantied by it under the Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Guaranty, the Collateral Documents and the other Investment Documents to which it is a party or which it has consented to or acknowledged and (c) confirms that the Guaranty, the Collateral Documents and the other Investment Documents to which it is a party remain in full force and effect in accordance with their respective terms.

     12. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Investment Documents, Applicable Laws or otherwise and, except as expressly provided in Sections 3 and 4 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Investment Document. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase

Agreement or any Investment Document or, except as provided in Section 1 with respect to the Specified Events of Default, shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Investment Document, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the Investment Documents, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

     13. Miscellaneous Provisions.

         (a) No Repurchase Option Trigger Event. The parties acknowledge and agree that nothing contained in this Amendment or any agreement, instrument or other document contemplated hereby or related hereto shall constitute a Repurchase Option Trigger Event (as defined in the Equity Repurchase Option Agreement).

         (b) Entire Agreement; Successors and Assigns. This Amendment, together with the other Bridge Financing Documents, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto (including the letter agreement dated March 14, 2003, between the Company and the Purchaser). This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

         (c) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

         (d) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                                COMPANY

                                OVERHILL FARMS, INC., a Nevada corporation


                                By:  /s/James Rudis
                                    -----------------------------------------
                                    James Rudis
                                    President and Chief Executive Officer

                                By:  /s/John Steinbrun
                                    -----------------------------------------
                                    John Steinbrun
                                    Senior Vice President and
                                    Chief Financial Officer

                                GUARANTOR

                                OVERHILL L.C. VENTURES, INC., a California corporation


                                By:  /s/James Rudis
                                    -----------------------------------------
                                    James Rudis
                                    President

                                By:  /s/Richard A. Horvath
                                    -----------------------------------------
                                    Richard A. Horvath
                                    Chief Financial Officer

                                PURCHASER

                                LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                                By: LLCP California Equity Partners II, L.P., a
                                    California limited partnership, its General
                                    Partner

                                    By:  Levine Leichtman Capital Partners,
                                         Inc., a California corporation, its
                                         General Partner

                                         By:  /s/Steven E. Hartman
                                             ---------------------------------
                                             Steven E. Hartman
                                             Vice President